EXHIBIT 10.8
INTERCREDITOR DEED
This InterCreditor Deed is made on the 4th day of August, 2006
BETWEEN:-
(1)	SCOTIABANK & TRUST (CAYMAN) LTD. (the “Bank”) incorporated under the laws of and licensed to carry on banking business in the Cayman Islands of P.O. Box 689 GT, Grand Cayman;

(2)	DEXTRA BANK & TRUST CO. LTD. (the “Trustee”) incorporated under the laws of and licensed to carry on trust business in the Cayman Islands of P.O. Box 2004 GT, Grand Cayman;

(3)	CONSOLIDATED WATER CO. LTD. (“CWCO”) incorporated under the laws of the Cayman Islands of P.O. Box 1114 GT, Grand Cayman; and

(4)	CAYMAN WATER COMPANY LIMITED (“Cayman Water”) incorporated under the laws of the Cayman Islands of P.O. Box 1114 GT, Grand Cayman.
WHEREAS
A.	The Bank and CWCO entered into a loan agreement dated February 7, 2003 (the “Loan Agreement”) under which the Bank agreed to make certain loan facilities available to CWCO.

B.	Pursuant to the Loan Agreement the Bank and CWCO entered into a Deed of Substituted Debenture dated February 7, 2003 and other collateral security whereby CWCO granted to the Bank a fixed and floating Charge over all the assets of CWCO.

C.	Under the terms of a trust deed of even date (the “Trust Deed”) made between the

Trustee and CWCO, CWCO issued to the bondholders bonds repayable over a 10 year period and CWCO agreed to secure the repayment to the bondholders by way of a second debenture and other collateral security granted to the Trustee.

D.	Pursuant to an amendment to the Loan Agreement and as a condition to the consent of the Bank to the transfer of certain assets from CWCO to Cayman Water, Cayman Water granted to the Bank a collateral debenture and other security to better secure the repayment by CWCO of its obligations under the Loan Agreement.

E.	It was a condition of the Trustee entering into the Trust Deed that the security granted to the Trustee rank pari passu in all respects with the security granted to the Bank.

F.	The parties have agreed to enter into this InterCreditor Deed to set out the terms upon which they have agreed that the Trustee Security shall rank pari passu with the Bank Security.
NOW THIS DEED WITNESSETH as follows:
“Bank Debt” means such sums currently outstanding, or to be advanced, on a revolving or non-revolving basis, but subject to a maximum of US$22 million, and owing to the Bank by CWCO pursuant to the Loan Agreement as same may be or has been amended from time to time.
“Bank Security” means any and all security granted by CWCO and/or Cayman Water to the Bank pursuant to the Loan Agreement, including but not limited to:
(a)	A Deed of Substituted Debenture dated February 7, 2003 between CWCO and the Bank.

(b)	Collateral Deed of Debenture between Cayman Water and the Bank dated [date].

(c)	Equitable Charge of Shares of Cayman Water Company Limited between CWCO and the Bank dated [date].

(d)	Guarantee dated [date] granted by Cayman Water to the Bank.

(e)	Collateral spread charges granted by Cayman Water to the Bank over:
(i)	West Bay Beach South, Block 12D, Parcel 79REM1/2;

(ii)	West Bay Beach North, Block 11D, Parcel 8;

(iii)	West Bay Beach North, Block 11D, Parcel 40;

(iv)	West Bay North East, Block 9A, Parcel 8; and

(v)	West Bay North East, Block 9A, Parcel 469.
“Bondholder Debt” means all sums outstanding and owing by CWCO to the bondholders pursuant to the Trust Deed.
“Bondholders” means the registered holder of any bonds issued pursuant to the Trust Deed.
“Event of Default” means an event of default as defined in the Trust Deed or the Loan Agreement, but does not include any default that would arise solely as a result of CWCO or Cayman Water entering or having entered into any of the Loan Agreement, Bank Security, Trust Deed or Trustee Security documents.
“Insurance Proceeds” means any amount paid or payable to the Trustee or the Bank pursuant to the terms of any of the Loan Agreement, the Bank Security, the Trust Deed or the Trustee Security, and not otherwise utilised to effect repair or reinstatement of the relevant insured property in accordance with Clause 15.6 of the Loan Agreement.
“Secured Party” means either of the Bank or the Trustee and Secured Parties shall mean the Bank and the Trustee.

“Trustee Security” means any and all security granted by CWCO and/or Cayman Water to the Trustee for the benefit of the Bondholders to secure the repayment of all sums repayable pursuant to the Trust Deed, including but not limited to the following:
(a)	Deed of Second Debenture between CWCO and the Trustee of even date.

(b)	Deed of Second Collateral Debenture between Cayman Water and the Trustee of even date.

(c)	Equitable Charge of Shares of Cayman Water Company Limited between CWCO and the Trustee of even date.

(d)	Guarantee of even date granted by Cayman Water to the Trustee.

(e)	Collateral spread charges granted by Cayman Water to the Trustee over:
(i)	West Bay Beach South, Block 12D, Parcel 79REM1/2.

(ii)	West Bay Beach North, Block 11D, Parcel 8.

(iii)	West Bay Beach North, Block 11D, Parcel 40.

(iv)	West Bay North East, Block 9A, Parcel 8.

(v)	West Bay North East, Block 9A, Parcel 469.
1.	The primary purpose of this Deed is to provide that the Trustee Security shall rank equally in all respects with the Bank Security upon and in the event of enforcement by either Secured Party of its rights under its security. For so long as the Bank Debt and the Bondholder Debt are in existence, the terms of this Deed shall govern in all respects in relation to the enforcement of security against CWCO or Cayman Water and the distribution of any proceeds therefrom, notwithstanding any other regime of priority established by any rule of law otherwise.
2.	The Bank and the Trustee agree that, notwithstanding anything contained in the Loan Agreement, the Trust Deed, any Bank Security document or any Trustee

Security document, upon the occurrence of an Event of Default, as such term is defined or incorporated in any such relevant document, that the following provisions will apply:
2.1.	On either Secured Party becoming aware of an Event of Default, that Secured Party shall forthwith notify in writing the other Secured Party and such notice shall contain all relevant facts surrounding the occurrence of an Event of Default as are known to the notifying Secured Party (“Notice of Event of Default”).

2.2.	Each Secured Party shall forthwith provide written advice to the other as to the then current outstanding balance of the liabilities owed by CWCO to that Secured Party.

2.3.	Within thirty days of the serving of a Notice of Event of Default pursuant to Clause 2.1 hereof, each Secured Party shall advise the other as to what actions, if any, it intends to take with respect to the enforcement of any security (“Enforcement Notice”).

2.4.	The Secured Parties shall each use its best efforts to agree with the other as to the appropriate action to take to enforce the security, but failing such agreement within thirty days of the exchange of Enforcement Notices referred to in Clause 2.3, either Secured Party shall be entitled to notify the other of its intention to appoint a receiver under the relevant debenture or other security instrument, and in the event that both Secured Parties have each named a different receiver within seventy-two hours of being so entitled, then the two so named receivers shall within a further seven days’ name a third party as receiver, who shall thereafter act as the sole receiver under both the Bank Security and the Trustee Security and the first 2 parties so named as receivers shall have no further involvement. In the event that both Secured Parties do name the same receiver, that receiver shall act as receiver under both the Bank Security and the Trustee Security.

2.5.	Notwithstanding the provisions contained in Clause 2.4, both the Bank and the Trustee reserve the right at any time to apply to the Grand Court of the Cayman Islands under the Companies Law (as revised) for an order appointing an official liquidator or liquidators of CWCO. The provisions of Clause 3 shall, as between the Bank and Trustee, apply to all distributions made by such court appointed liquidator or liquidators.
3.	All proceeds of enforcement of any Bank Security and/or Trustee Security hereunder in the Event of Default, and all Insurance Proceeds, shall be applied as follows:
3.1.	First, to the payment of all costs, charges, expenses and liabilities properly incurred by or on behalf of any receiver appointed pursuant to the Bank Security and the Trustee Security, including such attorney or other expert fees necessarily expended in discharge of the receiver’s duties.

3.2.	Secondly, to the discharge of the Bank Debt and the Bondholder Debt, payable to the Bank or the Trustee, as the case may be, in proportion to the relative value of the Bank Debt and Bondholder Debt as notified pursuant to Clause 2.2 hereof.

3.3.	Thirdly, to satisfy any Bank Debt and Bondholder Debt in excess of any amount notified pursuant to Clause 2.2.

3.4.	Upon satisfaction in full of all amounts payable in respect of Clause 3.1, 3.2 and 3.3 hereof, the balance to CWCO, or Cayman Water, as the case may be.

3.5.	Any receiver appointed pursuant to Clause 2 shall take instructions from the Secured Parties acting jointly. In the event that the Secured Parties are unable to come to an agreement with respect of any action to be taken hereunder or instructions to be given to any receiver within a reasonable time under the circumstances, then the matter in dispute shall be decided upon by the receiver, who shall choose between the two courses of action put forth by the Secured Parties, and the receiver’s decision shall be final and binding on the Secured Parties, save and except for the provisions and rights provided for in Section 2.5.

3.6.	Subject to the scheme of distribution herein, for so long as the Bank Debt shall exist, the provisions contained in the Loan Agreement in Clause 15.6 thereof relating to insurance matters shall apply.
4.	Notwithstanding anything contained herein, if either Secured Party acting reasonably determines that any delay in taking enforcement action is likely to diminish the value of the security held by that party or in any other way such a delay is likely to reduce the ability of CWCO or Cayman Water to satisfy the Bank Debt and the Bondholder Debt, then such Secured Party shall be entitled to unilaterally take such enforcement action as it deems necessary in the circumstances.

5.	In the event that either Secured Party takes action pursuant to Clause 4 hereof, then that Secured Party shall forthwith notify the other of such action taken or to be taken. The provisions of Clause 3 hereof with respect to the costs and division of proceeds of any such action shall apply, provided however that the Secured Party taking action under Clause 4 shall be solely liable for any and all costs and expenses deemed by a court of competent jurisdiction to have been an improper exercise of such secured party’s rights and unenforceable against and not recoverable from CWCO or Cayman Water.

6.	Each of CWCO and Cayman Water consent to the priority and distribution of proceeds regime set out herein and all parties agree that, where the terms hereof conflict in any way with the terms of the Loan Agreement, the Trust Deed, any Bank Security document or any Trustee Security document, then the terms hereof shall supersede and govern in such circumstance.

7.	Neither Secured Party shall take any further security from CWCO or Cayman Water after the date hereof without the express written consent of the other Secured Party. Except as expressly permitted by the Loan Agreement or the Trust Deed, CWCO shall not grant security over any of its assets after the date hereof without the express written consent of both the Bank and the Trustee.

8.	Cayman Water shall not, and CWCO covenants that it shall take any steps within its power to ensure that any subsidiary of it shall not, at any time be a Bondholder.

9.	Neither Secured Party shall transfer or assign any interest in this agreement, the Bank Security or the Bondholder Security unless the prospective transferee or assignee agrees to be bound by the terms hereof.

10.	The Deed may be executed in any number of counterparts, and all such counterparts shall together be construed as a single Deed.

11.	No amendment variation or waiver of any provision of this Deed shall be of any force or effect unless such amendment variation or waiver shall be in writing and executed by all parties hereto or their successors or permitted assigns.

12.	This Deed shall be governed by, and construed in accordance with, the laws of the Cayman Islands.

13.	If at any time any one or more provisions of this Deed is or becomes invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions hereof and any Bank Security document or Trustee Security document shall not in any way be affected or impaired thereby.
IN WITNESS WHEREOF the parties hereto have executed this document as a deed the day and year first above written.

SIGNED by the Bank in the	)	SCOTIABANK & TRUST (CAYMAN) LTD.
presence of:	)
)
	)	Roy Purcell
)
Donald Miller Witness	) ) ) )

SIGNED by the Trustee	)	DEXTRA BANK & TRUST CO. LTD.
in the presence of:	)
)
	)	Alex Wood
)
Donald Miller	)	Alitsia Finlayson

SIGNED by CWCO	) )	CONSOLIDATED WATER CO. LTD.
in the presence of:	)
)
	)	Frederick W. McTaggart
)
Donald Miller	)	Gerrard Pereira

)
SIGNED by Cayman Water	)	CAYMAN WATER
in the presence of:	)	COMPANY LIMITED
)
	)	Frederick W. McTaggart
)
Donald Miller	)	Greg McTaggart